UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2015

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17,257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.02                      Termination of a Material Definitive Agreement.

Orrstown Financial Services, Inc. (the “Company”), the parent Company of Orrstown Bank (the “Bank”), announced that on February 6, 2015, the Bank had been released from the Memorandum of Understanding (the "MOU") with the Pennsylvania Department of Banking and Securities (the “Department of Banking”) that was entered into on April 21, 2014, thereby terminating all enforcement actions imposed on the Bank by the Department of Banking. The material terms and conditions of the MOU were previously disclosed in the Company’s Current Report on Form 8-K filed on April 22, 2014, which information is incorporated herein by reference.

Section 8 -  Other Events

Item 8.01                      Other Events.

On February 9, 2015, the Company issued a press release announcing that the Bank was released from the MOU on February 6, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Written Agreement between the Federal Reserve Bank of Philadelphia, the Company and the Bank, dated March 22, 2012, will continue to remain in effect and has not been affected by the actions noted in this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01                                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: February 9, 2015	By:	/s/ David P. Boyle
David P. Boyle Executive Vice President and Chief Financial Officer (Duly Authorized Representative)